Exhibit 10.11

TEXAS PETROCHEMICALS INC. 2004 STOCK AWARDS PLAN

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (the “Agreement”) is made by and between Texas Petrochemicals Inc., a Delaware corporation, (the “Company,”) and                     , an Employee of the Company or its Subsidiaries (the “Participant”).

WHEREAS, the Company wishes to afford the Participant the opportunity to purchase shares of its Stock at such price set forth herein (the “Option”);

WHEREAS, the Company wishes to carry out the Texas Petrochemicals Inc. 2004 Stock Awards Plan (the “Plan”) (the terms of which are hereby incorporated by reference and made a part of this Agreement; capitalized terms herein which are defined in the Plan shall have the same meaning as in the Plan); and

WHEREAS, the Board has determined that it would be to the advantage and best interest of the Company and its stockholders to grant the Option provided for herein to the Participant as an inducement to enter into or remain in the service of the Company or its Subsidiaries and as an incentive during such service, and has advised the Company thereof and instructed the undersigned officer to issue said Option.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 ““Disability” shall mean the failure of a Participant to perform his duties due to physical or mental incapacity as determined by the Board.

1.2 “Secretary” shall mean the Secretary of the Company.

ARTICLE II

GRANT OF OPTION

2.1 Grant of Option. In consideration of the Participant’s agreement to remain in Continuous Service with Company or its Subsidiaries and for other good and valuable consideration, as of                     , the Company irrevocably grants to the Participant the Option to purchase any part or all of                      shares of Stock upon the terms and conditions set forth in this Agreement.

2.2 Exercise Price. The exercise price of the shares of Stock subject to the Option per share shall be $                 per share.

2.3 Consideration to the Company. In consideration of the grant of the Option by the Company, the Participant agrees to render faithful and efficient services to the Company or its Subsidiaries with such duties and responsibilities as the Company shall from time to time prescribe. Nothing in the Plan or this Agreement shall confer upon the Participant any right to Continuous Service with the Company or its Subsidiaries or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved the right to discharge the Participant, at any time for any reason, including without limitation for Cause, except to the extent expressly provided otherwise in a written agreement between the Company and the Participant.

ARTICLE III

PERIOD OF EXERCISABILITY

3.1 Commencement of Exercisability.

(a) Subject to Sections 3.2, the Option shall become exercisable in such amounts equal to twenty percent (20%) per year on July 1 of each             ,             ,             ,              and             .

(b) Except as otherwise provided by the Board, pursuant to Paragraph XIII of the Plan, the Option shall become 100% vested and exercisable upon a Change in Control in accordance with the terms of the Plan.

(c) Except as otherwise provided herein or as set forth in the Plan, no portion of the Option which has not become exercisable upon termination of Continuous Service shall thereafter become exercisable. Notwithstanding the foregoing, in the event of a Participant’s termination of Continuous Service due to Retirement, the Board has discretion to provide for accelerated vesting as specifically provided in Paragraph XV(n) of the Plan.

3.2 Expiration of the Option. The unvested portion of the Option will terminate and be forfeited upon termination for Continuous Service for any reason. The vested portion of the Option shall terminate upon the first of the following events to occur:

(a) July 1,                     ;

(b) One (1) year after the Participant’s termination of Continuous Service with the Company, except by reason of the Participant’s death, Disability or Retirement; or

(c) The date of the Participant’s termination of Continuous Service for Cause in accordance with Paragraph XIV(b) of the Plan.

ARTICLE IV

EXERCISE OF OPTION

4.1 Person Eligible to Exercise. Except as provided in Sections 5.3(b) and 5.3(c), during the lifetime of the Participant, only the Participant may exercise the Option or any portion thereof. After the death or Disability of the Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.2, be exercised by the Participant’s legal representative in accordance with Paragraph XV(h) of the Plan.

4.2 Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.2 (a). Pursuant to Section 3.2(b) any portion of the Option that is not vested and exercisable on the date of termination of Continuous Service shall be automatically terminated on such date.

4.3 Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or such other custodian as may be designated by the Company, all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.2:

(a) A notice in writing signed by the Participant or the other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised and one or more of the following:

(i) cash or immediately available funds (including wire transfer, personal check, cashier’s check, postal or express money order or bank draft), or

(ii) shares of Stock already owned by the Participant for at least six (6) months prior to the exercise (or whatever period as maybe required to avoid a charge to earnings for financial accounting purposes); or

(iii) in the discretion of the Board, payment for any shares of Stock subject to an Option may also be made by a “cashless exercise” which shall include the following: delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes.

(b) A bona fide written representation and agreement, in such form as is prescribed by the Board, signed by the Participant or other person then entitled to exercise such Option or portion thereof, stating that the shares of Stock are being acquired for the Participant’s own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act and then applicable rules and regulations thereunder, and that the Participant or other person then entitled to exercise such Option or portion thereof will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above. The Board may, in its absolute discretion, take whatever additional actions it deems appropriate to ensure the observance and performance of such representation and agreement and to effect compliance with the Securities Act and any other federal or state securities laws or regulations. Without limiting the generality of the foregoing, the Board may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on an Option exercise does not violate the Securities Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing Stock issued on exercise of the Option shall bear an appropriate legend referring to the provisions of this subsection (b) and the agreements herein.

The written representation and agreement referred to in the first sentence of this subsection (b) shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Securities Act, and such registration is then effective in respect of such shares; and

(c) If applicable, full payment to the Company (or other employer corporation) of all amounts which, under federal, state or local tax law, it is required to withhold upon exercise of the Option. With the consent of the Board, (i) shares of Stock owned by the Participant for at least six (6) months duly endorsed for transfer or (ii) shares of Stock issuable to the Participant upon exercise of the Option, having a Fair Market Value at the date of Option exercise equal to the statutory minimum sum required to be withheld, may be used to make all or part of such payment; and

4.4 Conditions to Issuance of Stock Certificates. The shares of Stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be obligated to issue any shares of Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Board deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid.

In any case, the Company’s obligation to issue shares and deliver certificates thereof upon exercise of the Option shall be subject to the following:

(x) If applicable, the receipt by the Company of full payment for such shares, including payment of all amounts which, under federal, state or local tax law, the Company (or other employer corporation) is required to withhold upon exercise of the Option; and

(y) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

4.5 Rights as Stockholder. The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to such holder.

ARTICLE V

OTHER PROVISIONS

5.1 Treatment of Option. The Option granted hereunder is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code to the maximum extent permitted thereunder, and any portion of the Option in excess of such maximum limitations shall be automatically deemed to be a Nonqualified Stock Option. However, without limitation, the Company shall have no liability in the event it is determined that the Option fails to qualify as an Incentive Stock Option for any reason. Should the Option remain exercisable after three months after employment terminates for any reason other than Disability or death, or after one year if employment terminates due to Disability, the Option shall immediately be converted to a Nonqualified Stock Option. The Option will not be treated as an Incentive Stock Option if the Participant should sell or otherwise dispose of the shares purchased upon exercise of the Option at any time prior to the later of (i) one year from the date of exercise of the Option or (ii) two years from the date of grant. If the Participant intends to dispose or does dispose (whether by sale, exchange, gift, transfer or otherwise) of any such shares within said periods, the Participant shall immediately notify the Company in writing of such disposition and, if so requested, shall pay to the Company such amount as the Company deems necessary to satisfy its obligation to withhold federal, state or local income or other taxes incurred by reason of the disqualifying disposition of the Option Shares.

5.2 Administration. Except as otherwise provided in Paragraph IV of the Plan, the Board shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Board or the Committee, as provided in the Plan, shall be made in good faith and shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Board or the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Option.

5.3 Option Not Transferable. Subject to Section 5.3(b), the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution unless and until the Option has been exercised, or the shares underlying such Option have been issued, and all restrictions applicable to such shares have lapsed. Neither the Option nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

(a) Notwithstanding any other provision in this Agreement, with the consent of the Board, the Option may be transferred to, and exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions or trusts or other entities whose beneficiaries or beneficiary owners are members of the Participant’s family or to such other persons or entities as may be expressly approved by the Board (each a “Permitted Transferee”), pursuant to such conditions and procedures as the Board may require.

(b) Unless transferred to a Permitted Transferee in accordance with Section 5.3(b), during the lifetime of the Participant, only the Participant may exercise the Option (or any portion thereof). Subject to such conditions and procedures as the Board may require, a Permitted Transferee may exercise the Option or any portion thereof during the Participant’s lifetime. After the death of the Participant, any exercisable portion of the Option may, prior to the time when the Option portion becomes unexercisable under Section 3.2, be exercised by the Participant’s beneficiary designated in accordance with Paragraph XV(h) of the Plan. If no beneficiary has been designated or survives the Participant, the Option may be exercised by the person entitled to such exercise pursuant to the Participant’s will or the laws of descent and distribution.

5.4 Restrictive Legends and Stop-Transfer Orders.

(a) The share certificate or certificates evidencing the shares of Stock purchased hereunder shall be endorsed with any legends that may be required by state or federal securities laws.

(b) The Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) The Company shall not be required: (i) to transfer on its books any shares of Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such shares of Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.

5.5 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary, and any notice to be given to the Participant shall be addressed to the Participant at the address given beneath the Participant’s signature hereto. By a notice given pursuant to this Section 5.5, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to the Participant shall, if the Participant is then deceased, be given to the Participant’s designated beneficiary, if any, or the person otherwise entitled to exercise his or her Option pursuant to Section 4.1 by written notice under this Section 5.5. Any notice shall be deemed duly given when sent enclosed in a properly sealed envelope addressed as aforesaid and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

5.6 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.7 Construction. This Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware without regard to conflicts of laws thereof.

5.8 Conformity to Securities Laws. The Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations. Notwithstanding the exercisability of any Option, the Company shall be under no obligation to issue any shares of Stock upon exercise of an Option unless and until the Company has on file with the Securities Exchange Commission an effective registration statement with respect to such shares of Stock or unless some other exemption from the securities laws registration requirements is otherwise available.

5.9 Stock Option Subject to the Plan. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which is attached hereto.

5.10 Amendments. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by the Participant or such other person as may be permitted to exercise the Option pursuant to Section 4.1 and by a duly authorized representative of the Company. Notwithstanding the foregoing, no Key Terms may be amended, modified or waived, except as provided in Paragraphs XIII (Change in Control) and XV(n) (Retirement) of the Plan.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

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TEXAS PETROCHEMICALS INC.

By:
Name:
Title:
Date:	,

Participant’s Signature

Date

Name

Address

City, State, ZIP